SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                       Securities and Exchange Act of 1934

                              --------------------

    Date of Report (Date of earliest event reported):   September 7, 2000


                                 WCI STEEL, INC.

            (Exact name of registrant as specified in its charter)

           Ohio                         333-19019                 34-1585405
     ----------------               ----------------            ------------
     (State or other                (Commission                 (IRS Employer
     jurisdiction                   File Number)                Identification
     of incorporation)                                          Number)


    1040 Pine Avenue, S.E., Warren, Ohio                          44483-6528
   ----------------------------------------                       ----------
    (Address of principal executive offices                       (Zip Code)



       Registrant's telephone number, including area code: (330) 841-8218

                                       N/A
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        (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

        In response to the inquiries WCI Steel, Inc. ("WCI"), has received with respect to WCI's possible acquisition of certain assets of Acme Steel Company ("Acme Steel"), WCI is providing the following information:

        On September 7, 2000, WCI entered into a non-binding letter of intent with Acme Steel and Acme Metals Incorporated ("Acme Metals"), pursuant to which WCI would acquire substantially all of Acme Steel's assets and assume certain liabilities related to Acme Steel's integrated coke, iron and steel production business.

          The acquisition would not include Acme Packaging Corporation ("Acme Packaging") and Alpha Tube Corporation ("Alpha Tube"), which are subsidiaries of Acme Metals, or Acme Steel's cold reduction mill and a certain slitting machine. WCI would assume normal operating liabilities, certain employee related liabilities, certain costs associated with a contemplated reline of Acme Steel's blast furnace and certain environmental liabilities, including the assumption of $15.5 million in liabilities under certain environmental improvement bonds.

        The cash portion of the purchase price for the acquired assets would be $116,400,000. In addition, WCI would deliver and assign certain Acme Metals 10.875% Senior Unsecured Notes owned by WCI and assume certain liabilities, as outlined above. The purchase price would be subject to working capital and other adjustments.

        The letter of intent provides that any transaction would be conditioned upon, among other things, the negotiation of a new collective bargaining agreement and Acme Packaging and Alpha Tube entering into supply agreements with WCI pursuant to which WCI would provide them with steel products.

        WCI has not yet determined how the transaction would be financed.

      Acme Steel, Acme Metals and certain of their affiliates are debtors in a chapter 11 case pending in the United States Bankruptcy Court for the District of Delaware.

        On September 8, 2000, Acme Steel filed a motion in the Bankruptcy Court seeking approval of certain bidding procedures, including provisions for the payment of a break-up fee and expense reimbursement in certain circumstances if the Bankruptcy Court approves either a sale of the assets to a competing bidder or a plan of reorganization for Acme Steel that does not include a sale of the assets to WCI.

        If the Bankruptcy Court approves the bidding procedures, WCI intends to conduct a full due diligence review. If the due diligence review is satisfactory, WCI intends to negotiate towards the execution of a definitive purchase agreement. There is no certainty at this time that the Bankruptcy Court will approve the bidding procedures, that the due diligence review will be satisfactory, that WCI will be successful in negotiating a definitive purchase agreement or that any such transaction will be completed if a definitive agreement is reached.

      On September 8, 2000, WCI issued a press release, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.     EXHIBITS

EXHIBIT NUMBER    DESCRIPTION

Exhibit 99.1            Press Release of the  Registrant,  dated  September 8,
2000.


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SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          WCI STEEL, INC.

                                          By:   /s/ John P. Jacunski
                                                ---------------------
                                          Name:  John P. Jacunski
                                          Title: Vice President and
                                                 Chief Financial Officer


Date: September 20, 2000